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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts' previously filed Registration Statements on Form S-8 (File Nos. 333-73461, 333-75857, 333-75859, 333-75947,
333-84203), Post Effective Amendment No. 1 on Form S-8 (File No. 333-85773), Form S-3 Amendment (File No. 333-73069) and Post Effective Amendment No. 1 on Form S-3 (File No. 333-40077).


                                          ARTHUR ANDERSEN LLP

New York, New York
March 27, 2002


[The registrants are unable to obtain the updated consent of Arthur Andersen LLP due to the departure of their engagement team leaders from such firm.]